Exhibit (10)(xxi)

                          H. IRWIN LEVY
                        100 Century Blvd.
                    West Palm Beach, FL  33417


                                                  May 1, 1996
NewCen Communities, Inc.
13460 SW  10th St.
Pembroke Pines, FL  33027
Attn:  Mr. Jack Jaiven, Vice President

     RE:  SECOND EXTENSION AGREEMENT
          $750,000.00 Revolving Credit Facility

Gentlemen:

This letter is intended to confirm and memorialize our understanding and agreement in connection with the referenced matter.

H. Irwin Levy is the "Payee" under that certain Promissory Note (the "Note") dated September 15, 1994 in the principal sum of up to Seven Hundred Fifty Thousand Dollars and no/100 ($750,000.00 - the "Committed Amount") and that certain Extension Agreement dated April 28, 1995, whereby the time for payment of the outstanding principal balance of the indebtedness evidenced by the Note was extended until and including the first day of May 1996. The Payee, also referred to as the "Lender" under that certain Loan Agreement drafted as a letter agreement of even date with the Note, has agreed to further extend the time for payment of the indebtedness evidenced by the Note.

NewCen Communities, Inc., the "Maker" under the Note and the "Borrower" under the subject Loan Agreement, acknowledges that it has requested the extension herein and further does hereby certify, confirm and agree that the Loan Agreement and Note are in full force and effect, are valid and enforceable in accordance with their terms and are not subject to any defenses or offsets of any kind or nature whatsoever.

The parties agree, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency whereof is hereby acknowledged, that: (1) the time for payment of the outstanding principal balance of the indebtedness evidenced by the Note shall be and is hereby further extended until and including the first day of May, 1997; (2) during the period commencing on the date hereof and ending on and including May 1, 1997, the principal balance outstanding shall bear interest at a floating rate equal to the Wall Street Journal Prime Rate (as said term is defined in the Note) per annum; and, (3) on or prior to the date hereof, Borrower shall pay to Lender a commitment fee of 0.25% of the Committed Amount ($1,875.00).



NewCen Communities, Inc.
Attn: Michael S. Rubin
May 1, 1996
page 2 of 2




All other terms and conditions of the Loan Agreement and of the Note, as hereinabove modified and extended, shall remain fully enforceable throughout the extended term of the Note.

Kindly countersign this letter in the place designated below to acknowledge and confirm your agreement to the foregoing.


                                   Very truly yours,

                                    /s/ H. Irwin Levy

                                   H. Irwin Levy



Confirmed, acknowledged and agreed:

NEWCEN COMMUNITIES, INC.


By:      /s/ Jack Jaiven
     Jack Jaiven, Vice President